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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2005

CHORDIANT SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	93-1051328
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number:

000-29357

20400 Stevens Creek Boulevard, Suite 400
Cupertino, CA    95014
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (408) 517-6100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 4, 2005, Chordiant Software, Inc. ("Chordiant") notified The Nasdaq Stock Market, Inc. that Chordiant failed to file with the Securities and Exchange Commission (the "SEC") an amendment to its current report on Form 8-K (the "Amendment"), which Chordiant filed on December 27, 2004. The Amendment is necessary to include the financial information required by Form 8-K with respect to the acquisition of all the issued shares of KiQ Limited, a privately held United Kingdom software company ("KiQ") by Chordiant. As a result of such failure, the Company is out of compliance with Marketplace Rule 4310(c)(14). As previously reported, Chordiant failed to file its quarterly report on Form 10-Q for the period ended December 31, 2004 (the "Quarterly Report") with the SEC by the due date of February 14, 2005. The Company intended to file a transition report on Form 10-K for the transition period, January 1, 2004 to September 30, 2004 (the "Transition Report") at the same time it filed the Quarterly Report. The Company, however, still has not completed the year-end audit or the review of its first quarter financial results. The Company is continuing to work diligently to complete the year-end audit and the review of its first quarter results and will file its Quarterly Report, Transition Report and Amendment as soon as practicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chordiant Software, Inc.
Date: March 10, 2005	By: /s/ George de Urioste George de Urioste Chief Operating Officer and Chief Financial Officer